EXHIBIT 10.92

AMENDMENT NO. 1 TO
ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) TO ASSET PURCHASE AGREEMENT is made and entered into effective as of the 30th day of October 2002, by and between Vesta Therapeutics, Inc., a Delaware corporation (“Vesta”), and Incara Cell Technologies, Inc., a Delaware corporation (“ICT”).

WITNESSETH:

WHEREAS, Vesta and ICT entered into that certain Asset Purchase Agreement dated as of October 21, 2002 (the “Original Agreement”);

WHEREAS, Vesta and ICT desire to amend the Original Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and pursuant to Section 9.5 of the Original Agreement, the parties to this Amendment mutually agree as follows.

1.    Capitalized Terms. All capitalized terms used herein that are not otherwise defined herein shall have the meanings assigned to them in the Original Agreement unless the context hereof requires otherwise.

2.     Amendments.

(a)    The parties hereby agree that the text of Section 1.1 of the Original Agreement is hereby amended to read in its entirety as follows:

““Acquired Assets” means all the assets, properties, and business of ICT of every kind, character, and description, whether tangible, intangible, real, personal, or mixed, and wherever located to the extent they are related or useful for Cell Therapy and all Recorded Information and Regulatory Information related thereto (all of which are sometimes collectively referred to as the Assets), but excluding cash, accounts receivable and the assets as set forth on Schedule 2a to this Amendment to be acquired by ICT and Incara Pharmaceuticals Corporation from Transamerica Technology Finance Corporation (“Transamerica”) pursuant to the Buy-out letter by Transamerica dated October 29, 2002 (the “Buy-out Agreement”).”

(b)    The parties hereby agree that the text of Section 1.16 of the Original Agreement is hereby amended to read in its entirety as follows:

““Liens” means mortgages, liens, pledges, charges, security interests, obligations relating to, or encumbrances of any kind whatsoever, but excluding security interests on assets under the August 12, 2002 agreement between ICT and Miltenyi Biotec, Inc.”

(c)    The parties hereby agree that the text of Section 2.3 (a)(i) of the Original Agreement is hereby amended to read in its entirety as follows:

“on the Closing Date, the sum of $440,042.42 by bank wire to Transamerica and the sum of $2,845,443.40 to or on behalf of ICT (including the checks to be issued by VESTA pursuant to Section 3.2 (b)(vi)); and”

(d)    The parties hereby agree that the text of Section 3.2(a) of the Original Agreement is hereby amended by adding a new subsection (v) to read in its entirety as follows:

“The Transamerica Note shall have been paid off as contemplated in Section 3.2(b)(vi).”

(e)    The parties hereby agree that the text of Section 3.2(b)(vi) of the Original Agreement is hereby amended to read in its entirety as follows:

“all contracts, agreements, obligations and any other promises of or by ICT relating to or affecting the Acquired Assets, whether contingent or fixed, have been satisfied or terminated by ICT. To the extent said obligations are (A) solely financial obligations that are fully disclosed in Schedule 4.8 or (B) the Transamerica Note, and ICT has arranged for VESTA to pay all such obligations directly out of the payment under 2.3(a)(i), then to such extent the satisfaction of these financial obligations by VESTA shall not be a condition to Closing; and,”.

(f)    The parties hereby agree that the text of Section 4.2(a) of the Original Agreement is hereby amended to read in its entirety as follows:

“ICT has good and marketable title to all of the Acquired Assets, free and clear of any Liens except the security interests on the Acquired Assets securing the Transamerica Note.”

(g)    The parties hereby agree that the text of Section 4.6 of the Original Agreement is hereby amended to read in its entirety as follows:

“The Acquired Assets constitute all of the assets, tangible and intangible, of any nature whatsoever, currently used by ICT in connection with the research, development, manufacture, production, sales, marketing, distribution, license, exploitation and/or commercialization of the Product, with the exception of assets to be acquired by ICT from Transamerica pursuant to the Buy-out Agreement and leasehold improvements in ICT’s laboratory.”

(h)    The parties hereby agree that the text of Section 6.2 of the Original Agreement is hereby amended to read in its entirety as follows:

“No Liens; Full Payment.  Any Liens with respect to any of the Acquired Assets shall be satisfied of record on or prior to the Closing Date by ICT, subject to the provisions of Section 3.2(b)(vi). All contracts, agreements, obligations and any other promises of or by ICT, whether contingent or fixed, will have been satisfied and paid in full by ICT not later than ten (10) days of the Closing Date.”

(i)    The parties hereby agree that Schedule 4.1 and Schedule 4.8 of the Original Agreement are hereby amended to delete therefrom the references to “The Master Note and Security Agreement between Incara Pharmaceuticals Corporation, Incara Cell Technologies, Inc. and Transamerica Technology Finance, dated October 31, 2001.”

3.    No Other Amendment.  Except as specifically amended pursuant to this Amendment, the Original Agreement remains in full force and effect in accordance with its terms.

4.    Governing Law.  This Amendment shall be governed and construed in accordance with the laws of the state of Delaware, without regard to the principles of conflicts of laws.

5.    Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.    Binding Effect.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, successors and assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Asset Purchase Agreement as of the date first written above.

VESTA THERAPEUTICS, INC.

By:	/s/ Annemarie Moseley
Name:	Annemarie Moseley
Title:	Acting Chief Executive Officer

INCARA CELL TECHNOLOGIES, INC.

By:	/s/ Clayton I. Duncan
Name:	Clayton I. Duncan
Title:	President and Chief Executive Officer